UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Northrop Grumman Corporation

(Name of Registrant as Specified In Its Charter)

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Folks:

I have been asked to remind all officers to be sure to cast your vote in the Shareholder balloting for the Annual Meeting. This is especially true of shares you may hold in the Company Savings Plans which are subject to a multiplier effect. The plan Trustee or Voting Manager will vote all the shares in the Plans in the same proportion as those shares for which instructions are received. Therefore, the shares for which instructions are provided by the plan participants will determine how the remainder of the shares in the plans are voted, thus magnifying the impact of your vote. It is my understanding that the Savings Plan votes are going to be tallied Sunday for guidance for the Trustee in voting the other shares, so it is desirable to vote before then.

I received my reminder, account number and password for voting my shares by email Tuesday at 6:21 pm EST. You will probably find a similar email to each of you around that time.

Thanks,

Dave

R. David Carlton

Vice President

Associate General Counsel & Sector Counsel

Northrop Grumman Corporation

Technical Services Sector

Office: (703) 713-4427

Mobile: (703) 505-2942

Fax: (410) 981-5628